CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 22, 2020, relating to the financial statements and financial highlights of EquityCompass Tactical Risk Manager ETF (“TERM”), a series of First Trust Exchange-Traded Fund VIII, appearing in the Annual Report on Form N-CSR of First Trust Exchange-Traded Fund VIII for the year ended August 31, 2020, and to the references to us under the headings “Additional Information about TERM and ERM” in the Proxy Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the EquityCompass Risk Manager ETF (“ERM”) Prospectus, “Miscellaneous Information” and “Financial Statements” in the ERM Statement of Additional Information, “Financial Highlights” in the TERM Prospectus, and “Miscellaneous Information” and “Financial Statements” in the TERM Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 5, 2021